Exhibit 99.1

Enveric Biosciences Selects EB-003 as Lead Drug Candidate from EVM301 Series

Enveric to initiate preclinical development of EB-003 in 2024 in preparation for IND submission

CAMBRIDGE, Mass., December 28, 2023 – Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders, today announced that it has named EB-003 as its lead drug candidate from the Company’s next-generation EVM301 Series. EB-003 was selected based on data analyses suggesting the molecule’s potential to be a first-in-class approach to addressing difficult-to-treat mental health disorders by promoting neuroplasticity without inducing hallucinations. Enveric plans to initiate preclinical development of EB-003 in early 2024 in preparation for an Investigational New Drug (IND) application for a first-in-human clinical trial.

EB-003 was identified following a rigorous selection process during which Enveric utilized its proprietary computational chemistry and artificial intelligence (AI) drug-discovery platform, PsyAI™, to simulate interactions between indolethylamine derivatives and the 5-HT2A receptor to design novel molecules with reduced head-twitch response (HTR) in mice. HTR is a rodent behavioral model used to predict whether a molecule is likely to produce hallucinogenic effects in humans. In total, 51 proprietary indolethylamine analogs were screened, from which three candidates were selected based on the molecules’ ability to bind to the 5-HT2A receptor and induce neuroplasticity while eliciting no significant HTR across a wide dose range.

From the top three candidates, EB-003 was chosen as lead based on its superiority in numerous relevant measures.

EB-003:

●	Demonstrated a low HTR profile in mice at all doses tested (up to 10 mg/kg).

●	Promoted neuroplasticity at a level similar to that induced by the hallucinogenic positive control N,N-dimethyltryptamine (DMT).

●	Exhibited partial agonism of the 5-HT2A receptor, binding with a Ki of 0.2 mM, which is within the range of binding affinity of the known 5-HT2A agonists DMT and psilocin.

●	Resulted in a return to pre-stressed behavior in both the marble-burying (MB) and sucrose preference (SP) tests, which are models for anxiety and depression, respectively, when administered to mice at a dose of 10 mg/kg by intraperitoneal injection.

●	Bound the 5-HT1A receptor with a Ki of 3.3 mM. 5-HT1A receptor agonists and partial agonists have demonstrated clinical efficacy at relieving anxiety and depression.

●	Was not an agonist of the 5-HT2B receptor. 5-HT2B receptor agonism can lead to cardiac valvulopathy and is therefore considered a toxicity signal sufficient to preclude clinical development.

●	Showed moderate exposure in pharmacokinetic analysis with a half-life of approximately 30 minutes, which is anticipated to enhance optionality in the future determination of dosing regimens.

●	Revealed high membrane permeability in assays, indicating the potential for excellent blood brain barrier permeability, an important consideration for drugs that target receptors in the brain.

●	Overall toxicity parameters were similar to or below those for DMT and psilocin.

“Selection of EB-003 as the lead development candidate from our EVM301 Series is an important inflection point for Enveric and our mission to develop groundbreaking, psychedelic-inspired drug technologies that offer the potential to treat severe mental health disorders without the hallucinogenic effect typically associated with psychedelic-based molecules,” said Joseph Tucker, Ph.D., Director and CEO of Enveric. “Importantly, moving EB-003 into our development pipeline marks a transformative step for Enveric as we complete our period as a discovery phase company and fully transition to the next phase as a drug development company. With EB-003, we have identified a novel, neuroplastogenic molecule that exhibits several key properties that align with favorable tolerability and efficacy in relevant animal models. We now look forward to initiating IND enabling activities in early 2024 that will enable us to file an IND and start clinical trials of EB-003 as we seek to introduce a new treatment paradigm for depression and anxiety disorders.”

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders. Leveraging its unique discovery and development platform, Psybrary™, Enveric has created a robust intellectual property portfolio of New Chemical Entities for specific mental health indications. Enveric’s lead program, the EVM201 Series, comprises next generation synthetic prodrugs of the active metabolite, psilocin. Enveric is developing the first product from the EVM201 Series – EB-373 – for the treatment of psychiatric disorders. Enveric is also advancing its second product, EB-003, as a first-in-class approach to the treatment of difficult-to-address mental health disorders by promoting neuroplasticity without inducing hallucinations in the patient. Enveric is headquartered in Naples, FL with offices in Cambridge, MA and Calgary, AB Canada. For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,” “expects” or “does not expect,” “proposed,” “is expected,” “budgets,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements may include historical statements and statements regarding beliefs, plans, expectations, or intentions regarding the future and are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of Enveric to: carry out successful clinical programs in Australia; achieve the value creation contemplated by technical developments; avoid delays in planned clinical trials; establish that potential products are efficacious or safe in preclinical or clinical trials; establish or maintain collaborations for the development of therapeutic candidates; obtain appropriate or necessary governmental approvals to market potential products; obtain future funding for product development and working capital on commercially reasonable terms; scale-up manufacture of product candidates; respond to changes in the size and nature of competitors; hire and retain key executives and scientists; secure and enforce legal rights related to Enveric’s products, including patent protection; identify and pursue alternative routes to capture value from its cannabinoid clinical development pipeline assets; continue as a going concern; and manage its future growth effectively.

A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission, including Enveric’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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